Exhibit 99.1

News Release

Contacts:	Joseph B. Bower, Jr.	Anthony J. Delmonte, Jr.
	President and CEO	President and CEO
	CNB Financial Corporation	Bank of Akron
	(814) 765-9621	(716) 542-5401

FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION ANNOUNCES ACQUISITION OF BANK OF AKRON

Expands BankOnBuffalo Division’s Market Area

Clearfield, Pennsylvania – December 18, 2019 - CNB Financial Corporation (NASDAQ: CCNE), the parent company of CNB Bank, today announced that it has entered into a definitive agreement to acquire Bank of Akron (OTC: BARK) for $215 per share in cash and stock, or approximately $64.5 million in the aggregate. Headquartered in Akron, NY, Bank of Akron had approximately $389 million in total assets and $38.4 million in shareholders’ equity as of September 30, 2019.

Bank of Akron serves the western New York markets of Akron, Clarence, Clarence Center, Lancaster, and Wilson with six branch locations. Following completion of the merger, Bank of Akron will operate as BankOnBuffalo, a division of CNB Bank, which has branch offices in downtown Buffalo, Williamsville, Orchard Park and Niagara Falls. Martin T. Griffith will continue to serve as BankOnBuffalo President, and Anthony J. Delmonte, Jr., current President and Chief Executive Officer of Bank of Akron, is expected to serve as Market Executive following the merger.

“We are excited to expand our franchise into the neighboring New York markets, and to partner with such a strong earning, high performing bank,” announced Joseph B. Bower, Jr., President and CEO of CNB Financial Corporation. “There are many similarities between the markets of Bank of Akron and our existing CNB locations, as well as with our personal approach to banking. A larger presence in the western New York area will provide us additional growth opportunities. We understand the needs of customers in these markets and look forward to providing them with the support and assistance they need to continue to grow and thrive.”

Under the terms of the definitive merger agreement, which has been approved by the Boards of Directors of both companies, shareholders of Bank of Akron will be entitled to receive either a fixed exchange of 6.6729 shares of CNB common stock for each share of Bank of Akron common stock, which is based on a 10-day average closing price of CNB common stock as of December 17, 2019 of $32.22 per share, or $215.00 per share in cash, with at least 75% of the consideration to be paid in the form of CNB common stock. The transaction is expected to be a tax-free exchange for shareholders of Bank of Akron. CNB expects the transaction to be accretive to its earnings per share in the first full year of operations. Based on financials as of September 30, 2019, the combined company will have approximately $4 billion in assets and, on a pro forma basis, is expected to have 48 offices in central and western Pennsylvania, northeast and central Ohio, and western New York.

“CNB Financial Corporation is an outstanding partner for our bank,” said Anthony J. Delmonte, Jr., President and Chief Executive Officer of Bank of Akron. “CNB has a successful community banking model and has shown consistent growth, high returns and strong stock price performance. We are excited to bring together two strong community minded banks, serving the Erie and Niagara counties. At Bank of Akron we have always used a “person first approach” to our customers and communities and in BankOnBuffalo we found a partner that will further such a philosophy. Leveraging CNB’s infrastructure and community banking products, and having access to the capital to continue to grow our business will serve our customers and communities well.”

Griffin Financial Group, LLC acted as financial advisor to CNB Financial Corporation, and Hogan Lovells US, LLP acted as legal counsel. Bank of Akron was advised by Sandler O’Neill + Partners, L.P. and its legal counsel was Hodgson Russ, LLP.

Conference Call

CNB Financial Corporation will host a conference call to discuss the transaction on December 19, 2019 at 10:00am ET. Participating callers may access the call by dialing 1-866-548-4713 and using passcode 2736456. A replay of the conference call will be available through January 2, 2020. You may access the replay by dialing 1-888-203-1112 and using the passcode 2736456. The related investor presentation may be accessed through the Investor Relations section of CNB’s website at www.CNBBank.bank.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $3.5 billion. CNB Financial Corporation conducts business primarily through its principal subsidiary, CNB Bank. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division and 42 full-service offices in Pennsylvania, Ohio, and New York. CNB Bank’s divisions include ERIEBANK, based in Erie, Pennsylvania, with offices in northwest Pennsylvania and northeast Ohio; FCBank, based in Worthington, Ohio, with offices in central Ohio; and BankOnBuffalo, based in Buffalo, New York, with offices in northern New York. CNB Bank is headquartered in Clearfield, Pennsylvania, with offices in central and north central Pennsylvania. Additional information about CNB Financial Corporation may be found at www.CNBBank.bank.

About Bank of Akron

Established in 1900, Bank of Akron has approximately $400 Million in assets and provides a full range of financial services including residential mortgages, construction loans and home equity lines of credit as well as commercial loans and mortgages. Bank of Akron has six branches located in Akron, Clarence, Clarence Center, Lancaster, and Wilson, and plays an active role in supporting each community it serves. For more details on Bank of Akron, please visit www.bankofakron.com.

Additional Information and Where to Find It

In connection with the proposed merger, CNB Financial Corporation will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Bank of Akron and a prospectus of CNB Financial Corporation, as well as other relevant documents concerning the proposed merger. Investors and shareholders are urged to read the Registration Statement and the proxy statement/prospectus regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of Registration Statement and the proxy statement/prospectus, as well as other documents filed with the SEC that will contain important information, when they become available, may be obtained at the SEC’s website at www.sec.gov.

Copies of the Registration Statement and proxy statement/prospectus (when they become available) and the filings that will be incorporated by reference therein may be obtained, free of charge, from CNB Financial Corporation’s website at www.CNBBank.bank, or by directing a request to CNB Financial Corporation, 1 South Second Street, P.O. Box 42, Clearfield, PA 16830, or to Bank of Akron, 46 Main Street, P.O. Box 420, Akron, NY 14001.

Participants in the Solicitation

CNB Financial Corporation, Bank of Akron and their respective directors, executive officers and certain other members of management and employees may be deemed to be “participants” in the solicitation of proxies from the shareholders of Bank of Akron in connection with the merger. Information about the directors and executive officers of Bank of Akron and their ownership of Bank of Akron common stock, and the interests of such participants, may be obtained by reading the proxy statement/prospectus when it becomes available. Information about the directors and executive officers of CNB Financial Corporation may be found in CNB Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 7, 2019, and in its definitive proxy statement filed with the SEC on March 13, 2019. You may obtain free copies of these documents from CNB Financial Corporation using the contact information above.

Forward-Looking Statements

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (2) failure of the shareholders of Bank of Akron to approve the merger agreement; (3) failure to obtain governmental approvals for the merger; (4) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; (5) costs or difficulties related to the integration of the business following the proposed merger; (6) the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize; (7) changes in general business, industry or economic conditions or competition;

(8) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (9) adverse changes or conditions in the capital and financial markets; (10) changes in interest rates; (11) the inability to realize expected cost savings or achieve other anticipated benefits in connection with the proposed merger; (12) changes in the quality or composition of our loan and investment portfolios; (13) adequacy of loan loss reserves; (14) increased competition; (15) loss of certain key officers; (16) deposit attrition; (17) rapidly changing technology; (18) unanticipated regulatory or judicial proceedings and liabilities and other costs; (19) changes in the cost of funds, demand for loan products or demand for financial services; and (20) other economic, competitive, governmental or technological factors affecting operations, markets, products, services and prices.

The foregoing list should not be construed as exhaustive, and CNB Financial Corporation and Bank of Akron undertake no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

For additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, please see filings by CNB Financial Corporation with the SEC, including CNB Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018.